UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2011

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240 Henderson, NV 89052

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 260-7421

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, effective April 22, 2011, the Board of Directors of Spectrum Pharmaceuticals, Inc. (the “Company”), following consultation with its compensation consultant, adopted a Long-Term Retention and Management Incentive Plan (the “Plan”) to provide equity and cash incentives for the Company’s principal executive officer, principal financial officer and other named executive officers based upon the occurrence of specified corporate events. A copy of the Plan was filed as Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

On December 23, 2011, the Company achieved a market capitalization of $750 million or more for 20 consecutive business days (the “Initial Capitalization Target”). The achievement of the Initial Capitalization Target resulted in stock awards under the Plan as follows: (A) Rajesh C. Shrotriya, M.D., the Company’s Chief Executive Officer, was awarded 520,000 shares of the Company’s common stock, and (B) each of James E. Shields, the Company’s Chief Commercial Officer, and Brett L. Scott, the Company’s Acting Chief Financial Officer, were awarded 86,500 shares of the Company’s common stock. The shares of stock were issued under the Company’s 2009 Incentive Award Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectrum Pharmaceuticals, Inc.

Date: December 23, 2011	By:	/s/ BRETT L. SCOTT
Name: Brett L. Scott
Title: Senior Vice President and Acting Chief Financial Officer